Exhibit 10.29
AMENDMENT TO EXECUTIVE
ENGAGEMENT AGREEMENT

WHEREAS, effective May 1, 2007, CAPITAL GOLD CORPORATION, a Delaware corporation (“Company”), and CHRISTOPHER M. CHIPMAN, a Pennsylvania resident (“Executive”), entered into the Second Amended Engagement Agreement (the “Agreement”); and

WHEREAS, on July 17, 2008, based on the recommendation of the Compensation Committee of the Company’s Board of Directors, the Board of Directors increased the compensation of our executive officers;

NOW, THEREFORE, to effectuate the foregoing change in compensation for Executive, Company and Executive agree:

1. Section 3(a) of the Agreement is amended effective August 1, 2008 and, as amended, reads as follows:

(a) Base Fee. For his services to the CORPORATION during the TERM, the CORPORATION shall pay CHIPMAN a fee at the annual rate of Two Hundred One Thousand, Two Hundred and Fifty ($201,250) Dollars (The “Annual Fee”) payable in equal monthly installments.

2. All other terms of the Agreement remain the same.

IN WITNESS WHEREOF, the parties have executed this amendment to the Agreement effective July 17, 2008.

COMPANY:

CAPITAL GOLD CORPORATION

By:	s/Gifford A. Dieterle
Gifford A Dieterle, President

EXECUTIVE:

s/Christopher Chipman
Christopher M. Chipman